6100 Uptown Blvd NE, Suite 600, Albuquerque, New Mexico 87110 | Tel: 505-255-4852 | www.santafegoldcorp.com

SANTA FE GOLD AMENDS MOGOLLON OPTION AGREEMENT

ALBUQUERQUE, New Mexico – March 11, 2014 – Santa Fe Gold Corporation (OTCBB: SFEG) is pleased to announce that it has entered into an amended option agreement with Columbus Exploration Corporation (CLX: TSX-V) (formerly Columbus Silver Corporation) whereby Santa Fe can earn a 100% interest in Columbus’ Mogollon Project by immediately paying US$50,000 to Columbus, followed by a binding and mandatory US$950,000 payment upon closing of Santa Fe’s proposed merger with Tyhee Gold Corp. (TDC: TSX-V).

Pursuant to the terms of the amended agreement, if Santa Fe’s proposed merger with Tyhee Gold Corp. does not close, Santa Fe will have the option of paying US$950,000 within three months of the news release announcing the cancellation of the proposed merger and upon such payment it would earn the 100% interest in the Mogollon Project. The amended agreement amends and restates the original option agreement between Columbus Exploration and Santa Fe dated effective September 19, 2012, as amended effective June 28, 2013; all other material terms remain unchanged.

The Amended and Restated Option Over Mogollon Property Agreement contains other terms and conditions, and a copy is included as an Exhibit to Santa Fe’s Current Report on Form 8-K, dated March 11, 2014, which it will file promptly with the SEC and will be available at www.sec.gov.

ABOUT SANTA FE GOLD

Santa Fe Gold is a U.S.-based mining and exploration enterprise focused on acquiring and developing gold, silver, copper and industrial mineral properties. Santa Fe controls: (i) the Summit mine and Lordsburg mill in southwestern New Mexico; (ii) a substantial land position near the Lordsburg mill, comprising the core of the Lordsburg Mining District; (iii) the Mogollon gold-silver project, within trucking distance of the Lordsburg mill; (iv) the Ortiz gold property in north-central New Mexico; (v) the Black Canyon mica deposit near Phoenix, Arizona; and (vi) a deposit of micaceous iron oxide (MIO) in Western Arizona. Santa Fe Gold intends to build a portfolio of high-quality, diversified mineral assets with an emphasis on precious metals.

To learn more about Santa Fe Gold, visit www.santafegoldcorp.com.

STATEMENT REGARDING ADDITIONAL INFORMATION THAT MAY BECOME AVAILABLE

In connection with the proposed merger transaction, Tyhee and Santa Fe intend to file relevant materials with the Securities and Exchange Commission (the “SEC”), including the filing by Tyhee with the SEC of a Registration Statement on Form F-4 (the "Registration Statement"), which will include a preliminary prospectus and related materials to register the Tyhee Shares and Tyhee Warrants to be issued in exchange for Santa Fe common shares. The Registration Statement will incorporate a proxy statement/ prospectus (the “Proxy Statement/Prospectus”) that Santa Fe plans to mail to its stockholders in connection with obtaining approval to the proposed merger. The Registration Statement and the Proxy Statement/Prospectus will contain important information about Santa Fe, Tyhee, the transaction and related matters. Investors and security holders are urged to read the Registration Statement and the Proxy Statement/Prospectus carefully when they are available. Such documents are not currently available. Investors and security holders will be able to obtain free copies of the Registration Statement and the Proxy Statement/Prospectus and other documents filed with the SEC by Santa Fe and Tyhee through the web site maintained by the SEC at www.sec.gov.

Santa Fe and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the merger transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above. Additional information regarding these directors and executive officers is also included in Santa Fe's annual report on Form 10-K, which was filed with the SEC on September 30, 2013. This document is available free of charge at the SEC's web site at www.sec.gov.

Tyhee and its directors and executive officers also may be deemed to be participants in the solicitation of proxies from the stockholders of Santa Fe in connection with the transaction described herein. Information regarding the special interests of these directors and executive officers in the transaction described herein will be included in the Proxy Statement/Prospectus described above.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

FORWARD-LOOKING AND CAUTIONARY STATEMENTS – SAFE HARBOR

This press release contains forward-looking statements, including with respect to the implementation and effects of a proposed business combination between Santa Fe and Tyhee. Those statements and statements made in this release that are not historical in nature, including those related to the proposed merger, the proposed secured debt restructurings, bringing the Summit Mine back into production, expanding the Summit Mine to its real potential to serve as the platform for Tyhee’s ambitious growth plans, that the Santa Fe stockholders should receive additional long-term value once market conditions improve allowing Tyhee to bring its Yellowknife Gold Project into production, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and our actual results may differ materially from those expressed or implied by such forward-looking statements. For Santa Fe, these statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to consummate the proposed business combination with Tyhee, the debt restructurings and other transactions referred to in this press release and those described in the documents we file with the U.S. Securities and Exchange Commission, and risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and exploration activities by us. All forward-looking statements included in this release are made as of the date of this press release, and Santa Fe assumes no obligation to update any such forward-looking statements.

CONTACT:

Pierce Carson
President & CEO
Santa Fe Gold
(505) 255-4852
pcarson@santafegoldcorp.com